UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIMINI CAPITAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As reported in our Form 8-K current report dated June 15, 2011, Bimini Capital Management, Inc. (the “Company”) held its Annual Stockholders’ Meeting on June 14, 2011, in Vero Beach, Florida.  However, due to the significant number of broker non-votes relating to Proposal 2, the meeting was adjourned with respect to Proposal 2 until 4 p.m., local time, on July 12, 2011, at the Company’s offices at 3305 Flamingo Drive, Vero Beach, Florida 32963.  At the stockholders’ meeting on July 12, 2011, the meeting was further adjourned until Friday, August 12, 2011 at 4 p.m. local time at the Company’s offices at 3305 Flamingo Drive, Vero Beach, Florida 32963.  Shareholders who have not voted on Proposal 2 with respect to the 2011 Plan are encouraged to do so promptly.  For shareholders who have voted on this proposal, no additional action is required.  Proxies may be submitted or revoked at any time prior to the adjourned meeting on August 12, 2011.

Stockholders are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to this proposal. The Company filed the proxy statement with the Securities and Exchange Commission (“SEC”) on April 29, 2011 and disseminated the proxy statement to its stockholders on or about May 5, 2011. Stockholders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting the Company at 3305 Flamingo Drive, Vero Beach, Florida 32963 or by telephone at (772) 231-1400.